Cumulus Media Reports Operating Results for 2024

ATLANTA, GA — February 27, 2025: Cumulus Media Inc. (NASDAQ: CMLS) (the "Company," "Cumulus Media," "we," "us," or "our") today announced operating results for the three months and year ended December 31, 2024.

Mary G. Berner, President and Chief Executive Officer of Cumulus Media, said, "Since the pandemic’s onset, the radio industry has experienced tough economic and secular headwinds. In the face of those, we outperformed our peers through the end of 2023 on key metrics including cost takeouts, EBITDA margin recovery, free cash flow generation, net leverage, and liquidity."

Berner continued, "2024 brought additional challenges, including accelerated national headwinds as well as an industry-wide slowdown in local radio advertising. In response, we doubled down on investing in growth areas, particularly in our digital marketing services business, which is pacing up 30% in Q1. Additionally, we continued evolving our broadcast go-to-market strategies, including with new offerings that are successfully attracting large new broadcast clients, and we drove additional cost efficiencies with 2024 actions that will result in $43 million of annualized fixed cost savings, of which $15 million benefited 2024 with the balance in 2025. Though the industry environment remains challenging for now, our 2024 refinancing efforts provided us with the time needed to both execute our day-to-day blocking and tackling and, in parallel, continue to reimagine the ways in which we can get the most out of our key assets to create new revenue streams and build additional long-term value."

2024 Key Highlights:

•Posted total net revenue of $827.1 million, a decline of 2.1% year-over-year

•Generated digital revenue of $154.2 million, an increase of 5.3% year-over-year – representing 19% of total revenue
◦Grew digital marketing services 27%
◦Invested further in digital marketing services resources, including people and marketing support and capabilities
◦Grew streaming impressions by 15%
◦Maintained top 10 podcast network positioning

•Recorded net loss of $283.3 million compared to net loss of $117.9 million, reflecting a 2024 pre-tax non-cash impairment charge of $224.5 million compared to a pre-tax non-cash impairment of $65.3 million in 2023, both primarily reflecting FCC-related charges

•Executed actions resulting in $43 million of annualized fixed cost reductions

•Recorded Adjusted EBITDA(1) of $82.7 million compared to $90.7 million in 2023

•Reported total debt(2)(3) of $671.6 million, total debt at maturity(1)(2)(3) of $642.1 million, and net debt less total unamortized discount(1)(2)(3) of $578.3 million at December 31, 2024, including total debt due in 2026(3) of $23.9 million

•Ended year with $63.8 million of cash plus undrawn $125.0 million ABL facility(4)

Operating Summary (dollars in thousands, except percentages and per share data):

For the three months ended December 31, 2024, the Company reported net revenue of $218.6 million, a decrease of 1.2% from the three months ended December 31, 2023, net loss of $231.1 million and Adjusted EBITDA of $25.0 million.

For the year ended December 31, 2024, the Company reported net revenue of $827.1 million, a decrease of 2.1% from the year ended December 31, 2023, net loss of $283.3 million and Adjusted EBITDA of $82.7 million.

As Reported	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	% Change
Net revenue	$218,576	$221,301	(1.2)%
Net loss	$(231,080)	$(98,066)	(135.6)%
Adjusted EBITDA	$25,039	$22,798	9.8%
Basic loss per share	$(13.60)	$(5.94)	(129.0)%
Diluted loss per share	$(13.60)	$(5.94)	(129.0)%

As Reported	Year Ended December 31, 2024	Year Ended December 31, 2023	% Change
Net revenue	$827,076	$844,548	(2.1)%
Net loss	$(283,254)	$(117,879)	(140.3)%
Adjusted EBITDA	$82,708	$90,728	(8.8)%
Basic loss per share	$(16.79)	$(6.83)	(145.8)%
Diluted loss per share	$(16.79)	$(6.83)	(145.8)%

Revenue Detail Summary (dollars in thousands):

As Reported	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	% Change
Broadcast radio revenue:
Spot	$100,054	$101,379	(1.3)%
Network	49,253	52,148	(5.6)%
Total broadcast radio revenue	149,307	153,527	(2.7)%
Digital	40,334	39,583	1.9%
Other	28,935	28,191	2.6%
Net revenue	$218,576	$221,301	(1.2)%

As Reported	Year Ended December 31, 2024	Year Ended December 31, 2023	% Change
Broadcast radio revenue:
Spot	$388,830	$412,047	(5.6)%
Network	175,285	182,503	(4.0)%
Total broadcast radio revenue	564,115	594,550	(5.1)%
Digital	154,198	146,425	5.3%
Other	108,763	103,573	5.0%
Net revenue	$827,076	$844,548	(2.1)%

Balance Sheet Summary (dollars in thousands):

	December 31, 2024	December 31, 2023
Cash and cash equivalents	$63,836	$80,660
Term Loan due 2026 (3)	$1,203	$329,510
Senior Notes due 2026 (3)	$22,697	$346,245
Term Loan due 2029 (2) (3)	$326,514	$—
Senior Notes due 2029 (2) (3)	$321,181	$—

	Year Ended December 31, 2024	Year Ended December 31, 2023
Capital expenditures	$19,464	$24,814

	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023
Capital expenditures	$3,583	$3,788

(1)Adjusted EBITDA, total debt at maturity and net debt less total unamortized discount are not financial measures calculated or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). For additional information, see "Non-GAAP Financial Measures."
(2)The exchange offer was accounted for as a debt modification resulting in a prospective yield adjustment and the carrying value was not changed. The $33.1 million difference between the principal amounts exchanged and the resulting principal amounts will be amortized to interest expense (thereby reducing interest expense) over the life of the debt. As of December 31, 2024, $14.7 million and $14.8 million of unamortized difference for the Term Loan due 2029 and the Senior Notes due 2029, respectively, remain.
(3)Excludes any debt issuance costs.
(4)Subject to $4.5 million letters of credit as of December 31, 2024.

Earnings Conference Call Details
The Company will host a conference call today at 8:30 AM ET to discuss its fourth quarter and full year 2024 operating results. NetRoadshow (NRS) is the service provider for this call. They will require email address verification (one-time only) and will provide registration confirmation. To participate in the conference call, please register in advance using the link on the Company's investor relations website at www.cumulusmedia.com/investors. Upon completing registration, a calendar invitation will follow with call access details, including a unique PIN, and replay details.

To join by phone with operator-assisted dial-in, domestic callers should dial 833-470-1428 and international callers should dial 404-975-4839. If prompted, the participant access code is 841974. Please call five to ten minutes in advance to ensure that you are connected prior to the call.

The conference call will also be broadcast live in listen-only mode through a link on the Company’s investor relations website at www.cumulusmedia.com/investors. This link can also be used to access a recording of the call, which will be available shortly following its completion.

Please see an update to the Company’s investor presentation on the Company's investor relations website at www.cumulusmedia.com/investors, which may be referenced on the conference call. Unless otherwise specified, information contained in the investor presentation or on our website is not incorporated into this press release or other documents we file with, or furnish to, the SEC.

Forward-Looking Statements
Certain statements in this release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such statements are statements other than historical fact and relate to our intent, belief or current expectations primarily with respect to our future operating, financial, and strategic performance and our plans and objectives. Any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to differ from those contained in or implied by the forward-looking statements as a result of various factors. Such factors include, among others, risks and uncertainties related to the implementation of our strategic operating plans, the continued uncertain financial and economic conditions, the rapidly changing and competitive media industry, and the economy in general. We are subject to additional risks and uncertainties described in our quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the "Risk Factors," and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" sections contained therein. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control, and the unexpected occurrence or failure to occur of any such events or matters could cause our actual results, performance, financial condition or achievements to differ materially from those expressed or implied by such forward-looking statements. Cumulus Media assumes no responsibility to update any forward-looking statements, which are based upon expectations as of the date hereof, as a result of new information, future events or otherwise.

About Cumulus Media
Cumulus Media (NASDAQ: CMLS) is an audio-first media company delivering premium content to a quarter billion people every month — wherever and whenever they want it. Cumulus Media engages listeners with high-quality local programming through 400 owned-and-operated radio stations across 84 markets; delivers nationally-syndicated sports, news, talk, and entertainment programming from iconic brands including the NFL, the NCAA, the Masters, Infinity Sports Network, AP News, the Academy of Country Music Awards, and many other world-class partners across more than 9,500 affiliated stations through Westwood One, the largest audio network in America; and inspires listeners through the Cumulus Podcast Network, its rapidly growing network of original podcasts that are smart, entertaining and thought-provoking. Cumulus Media provides advertisers with personal connections, local impact and national reach through broadcast and on-demand digital, mobile, social, and voice-activated platforms, as well as integrated digital marketing services, powerful influencers, full-service audio solutions, industry-leading research and insights, and live event experiences. For more information visit www.cumulusmedia.com.

Non-GAAP Financial Measures

From time to time, we utilize certain financial measures that are not prepared or calculated in accordance with GAAP to assess our financial performance and profitability. Consolidated adjusted earnings before interest, taxes, depreciation, and amortization ("Adjusted EBITDA") is a financial metric by which management and the chief operating decision maker allocate resources of the Company and analyze the performance of the Company as a whole. Management also uses this measure to determine the contribution of our core operations to the funding of our corporate resources utilized to manage our operations and the funding of our non-operating expenses including debt service and acquisitions. In addition, consolidated Adjusted EBITDA is a key metric for purposes of calculating and determining our compliance with certain covenants contained in our credit agreements.

In determining Adjusted EBITDA, we exclude the following from net loss: interest, taxes, depreciation, amortization, stock-based compensation expense, gain or loss on the exchange, sale, or disposal of any assets or stations or early extinguishment of debt, restructuring costs, expenses relating to acquisitions and divestitures, non-routine legal expenses incurred in connection with certain litigation matters, and non-cash impairments of assets, if any.

Management believes that Adjusted EBITDA, with and excluding impact of political advertising, although not a measure that is calculated in accordance with GAAP, is commonly employed by the investment community as a measure for determining the market value of a media company and comparing the operational and financial performance among media companies. Management has also observed that Adjusted EBITDA, with and excluding impact of political advertising, is routinely utilized to evaluate and negotiate the potential purchase price for media companies. Given the relevance to our overall value, management believes that investors consider these metrics to be extremely useful.

The Company presents revenue, excluding impact of political revenue. As a result of the cyclical nature of the electoral system and the seasonality of the related political revenue, management believes presenting net revenue, excluding impact of political revenue, provides useful information to investors about the Company’s revenue growth comparable from period to period.

The Company presents the non-GAAP financial measure total debt at maturity which is total debt principal, gross, less total unamortized debt discount. In addition, the Company presents the non-GAAP financial measure net debt less total unamortized discount which is total debt at maturity less cash and cash equivalents. Management believes that total debt at maturity and net debt less total unamortized discount are important measures to monitor leverage and evaluate the balance sheet.

We refer to Adjusted EBITDA, with and excluding the impact of political advertising, net revenue, excluding the impact of political revenue, total debt at maturity, and net debt less total unamortized discount as the "Non-GAAP Financial Measures." Non-GAAP Financial Measures should not be considered in isolation or as a substitute for net income, net revenue, operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP. In addition, Non-GAAP Financial Measures may be defined or calculated differently by other companies and, therefore, comparability may be limited.

For further information, please contact:
Cumulus Media Inc.
Investor Relations Department
IR@cumulus.com
404-260-6600

Supplemental Financial Data and Reconciliations

Cumulus Media Inc.
Unaudited Condensed Consolidated Statements of Operations
(Dollars in thousands)

	Three Months Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net revenue	$218,576	$221,301	$827,076	$844,548
Operating expenses:
Content costs	89,189	92,420	324,245	331,359
Selling, general & administrative expenses	93,827	96,496	376,836	377,032
Depreciation and amortization	14,853	14,396	59,123	58,176
Corporate expenses	10,538	10,317	45,720	47,057
Stock-based compensation expense	1,252	1,181	4,709	5,270
Restructuring costs	9,414	4,465	13,889	17,684
Debt exchange costs	—	—	16,369	—
Loss (gain) on sale of assets or stations	1,308	(169)	1,368	(16,064)
Impairment of intangible assets	224,481	65,312	224,481	65,312
Total operating expenses	444,862	284,418	1,066,740	885,826
Operating loss	(226,286)	(63,117)	(239,664)	(41,278)
Non-operating expense:
Interest expense	(16,746)	(17,801)	(68,775)	(71,269)
Interest income	5	644	531	2,359
Gain on early extinguishment of debt	—	—	170	9,849
Other (expense) income, net	(55)	(45)	14,719	(357)
Total non-operating expense, net	(16,796)	(17,202)	(53,355)	(59,418)
Loss before income taxes	(243,082)	(80,319)	(293,019)	(100,696)
Income tax benefit (expense)	12,002	(17,747)	9,765	(17,183)
Net loss	$(231,080)	$(98,066)	$(283,254)	$(117,879)

The following tables reconcile net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA for the periods presented herein (dollars in thousands):

As Reported	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023
GAAP net loss	$(231,080)	$(98,066)
Income tax (benefit) expense	(12,002)	17,747
Non-operating expense, including net interest expense	16,796	17,202
Depreciation and amortization	14,853	14,396
Stock-based compensation expense	1,252	1,181
Loss (gain) on sale or disposal of assets or stations	1,308	(169)
Impairment of intangible assets	224,481	65,312
Restructuring costs	9,414	4,465
Non-routine legal expenses	3	600
Franchise taxes	14	130
Adjusted EBITDA	$25,039	$22,798

As Reported	Year Ended December 31, 2024	Year Ended December 31, 2023
GAAP net loss	$(283,254)	$(117,879)
Income tax (benefit) expense	(9,765)	17,183
Non-operating expense, including net interest expense	53,525	69,267
Depreciation and amortization	59,123	58,176
Stock-based compensation expense	4,709	5,270
Loss (gain) on sale or disposal of assets or stations	1,368	(16,064)
Impairment of intangible assets	224,481	65,312
Restructuring costs	13,889	17,684
Debt exchange costs	16,369	—
Non-routine legal expenses	1,851	898
Gain on early extinguishment of debt	(170)	(9,849)
Franchise taxes	582	730
Adjusted EBITDA	$82,708	$90,728

The following tables reconcile the as reported net revenue and as reported Adjusted EBITDA, both including and excluding the impact of political, for the periods presented herein (dollars in thousands):

	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023
As reported net revenue	$218,576	$221,301
Political revenue	(10,118)	(1,566)
As reported net revenue, excluding impact of political revenue	$208,458	$219,735

	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023
As reported Adjusted EBITDA	$25,039	$22,798
Political EBITDA	(9,107)	(1,409)
As reported Adjusted EBITDA, excluding impact of political EBITDA	$15,932	$21,389

	Year Ended December 31, 2024	Year Ended December 31, 2023
As reported net revenue	$827,076	$844,548
Political revenue	(18,605)	(3,299)
As reported net revenue, excluding impact of political revenue	$808,471	$841,249

	Year Ended December 31, 2024	Year Ended December 31, 2023
As reported Adjusted EBITDA	$82,708	$90,728
Political EBITDA	(16,745)	(2,969)
As reported Adjusted EBITDA, excluding impact of political EBITDA	$65,963	$87,759

The following table reconciles total debt principal, gross, the most directly comparable financial measure calculated and presented in accordance with GAAP, to total debt at maturity and net debt less total unamortized discount (dollars in thousands):

	As of December 31,
	2024	2023
Total debt principal, gross	$671,595	$675,755
Less: Total unamortized discount	(29,478)	—
Total debt at maturity	642,117	675,755
Less: Cash and cash equivalents	(63,836)	(80,660)
Net debt less total unamortized discount	$578,281	$595,095